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                                                                   EXHIBIT 10.18

                       SUN MICROSYSTEMS COMPUTER COMPANY
                           JOINT MARKETING AGREEMENT


THIS JOINT MARKETING AGREEMENT ("Agreement") is entered into as of this 1st day of August, 1998 (the "Effective Date") by and between Sun Microsystems Computer Company, a division of Sun Microsystems, Inc., a Delaware corporation, with a principal place of business at 901 San Antonio Road, Palo Alto, California 94303 ("Sun") and Chip Application Technologies, Ltd., an Australian corporation, with a principal place of business at Level 5 Cabcharge House, 152-162 Riley Street, East Sydney, NSW, Australia ("Company").

RECITALS

Sun is engaged in the development, manufacture, sale and distribution of certain computer hardware and related software (collectively, the "Sun Platform").

Company is the owner and developer of the 'The C.A.T. System' software program and documentation, and has ported the Products for use with the Sun Platform (the "Products"). Sun and Company desire to market and promote the Products for use with the Sun Planform on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS

1.1 "Company Trademarks" shall mean all names, marks, logos, designs, trade dress and other brand designations used by Company in connection with the Products.

1.2 "Customer" shall mean the end-user of the Products with the Sun Platform.

1.3 "Intellectual Property Rights" shall mean all patents, patent applications, and copyrights; rights relating to the protection of trade secrets and confidential information; and other proprietary rights including, without limitation, license rights relating to intangible property; and divisions, continuations, renewals, reissues and extensions of the foregoing now existing, or hereafter filed, issued or acquired.

1.4 "Sun Trademarks" shall mean all names, marks, logos, designs, trade dress and other brand designations used by Sun in connection with the Sun Platform.

2 PRODUCT MARKETING AND SUPPORT

2.1 Product Marketing

(a) Availability of Products. Company will make the Products available on its standard terms and conditions for Customer's use with the Sun Platform.

(b) Sun's Product Marketing Rights. Company grants to Sun the right to market the Products to Customers for use with the Sun Platform. Sun's marketing and promotion of the Products may be carried out on a worldwide basis, and may include the matters more particularly detailed in a marketing plan to be agreed upon between the parties.

(c) Marketing Review. Sun and Company shall meet quarterly at such location as the parties may mutually agree in order to review the promotion of the Products. The purpose of the review ("marketing review") shall be to assess and develop joint marketing strategies. At each marketing review meeting the parties shall: (i) assess marketing plans, Customer prospects, existing Customers and progress on any joint sales proposals; and (ii) provide and discuss product marketing information that may be available.

Any items mutually agreed upon by the parties following the most recent marketing review are set forth in Attachment A. Attachment A may be amended from time to time with the consent of both parties.
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(d) Publicity. The terms and conditions of this Agreement are confidential.
Any disclosures by either party about the existence of this Agreement, its terms and conditions, and the activities contemplated herein are subject to the disclosing party obtaining the prior written approval of the other party.

2.2 Product Support

(a) Company Product Support. Company will be responsible for providing customer support, including telephone support and warranty service to Customers with respect to the Products, through Company's authorized sales channels, and may charge Customers for such support in accordance with Company's standard practices.

(b) Sun Engineering Support. Sun shall provide Company with limited engineering support from time to time to assist Company in optimizing performance of the Products with the Sun Platform. Sun engineering support shall consist of trouble-shooting assistance and telephone and email support to Company, and shall be subject to the availability of the appropriate Sun personnel. The amount and scope of such support shall be determined in Sun's sole discretion.

(c) Enhancements or Modifications. From time to time Sun will inform Company of any perceived enhancements or modifications that are likely to be generally required for the Products. The parties shall co-operate with one another to clarify details of any modifications or enhancements that may be so recommended.

(d) New Releases. The parties will provide pre-release versions of their products to one another from time to time and will advise each other as soon as practicable of plans for future releases of their respective products. Any pre-release disclosures by Sun to Company shall be subject to the terms and conditions of Sun's standard pre-release license agreement, which Company shall execute before any such disclosure.

(e) Product Training. Each party will provide the other party free of charge with initial training courses on the respective products at dates and locations and for such reasonable number of the other party's personnel as may be mutually agreed.

3. COMPANY OBLIGATIONS

3.1 Sun Catalyst Program. Company shall apply to become a member of the Sun Catalyst Program. As a Catalyst member, Company will be able to purchase a designated number of Sun development systems at a significant discount, in accordance with the program's terms and conditions.

3.2 Reference Account. Company agrees to be a reference account for Sun and permits Sun to use its name, customers and products in press releases, advertising, and other marketing and promotional materials in formats and with content that Sun deems appropriate.

3.3 Sun Connect and Sun Card Support. Company agrees to publicly support the Sun Connect and Sun Card architectures in its marketing activities and work with Sun to enhance its Products to be compatible with these architectures.

4. SUPPORT OF TENDERS

4.1 Company Support. Upon request from Sun, Company shall support Sun in the promotion of the Products to mutually agreed prospective Customers. The extent of such support shall be agreed at the marketing reviews, or as may otherwise mutually agreed from time to time. Support is expected to consist of technical support to Sun's personnel in responding to tenders and/or defining configuration details on the basis of prospective Customer requirements. In the context of any on-site presentations or demonstrations, if mutually agreed to, each party shall be responsible for the provision of such demonstration equipment and facilities as the parties may agree.
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4.2   Conflicts of Interest. In the event that either party has conflicting commercial interests in relation to a prospective Customer (where Company may also be working in conjunction with a supplier of competitive hardware or Sun may also be working in conjunction with a supplier of competitive software), the party with the conflict shall notify the other party immediately regarding such conflict.

4.3 Bidding Support. Company shall bid exclusively with Sun to any Customers or prospects to whom Company has been introduced by Sun, except (i) with Sun's prior written consent, (ii) where Company or prospect has conflicting contractual obligations, or (iii) the Customer or prospect specifies a different computer hardware platform.

5.    SALES TARGETS

5.1 Targets for Fiscal Years 1999-2000. Sun and Company have mutually developed sales targets for Sun's Fiscal Years 1999 - 2000 (July 1, 1998 - June 30, 2000). These targets are described in Attachment B to this agreement.

6.    MARKETING CONTACTS

6.1 Sun Marketing Contacts. Attachment C lists the current individuals (which are subject to change) at Sun who are responsible for driving business with Company in each identified geographic region. An updated list of contact names will be available to Company at the financial services partner website at http://www.sun.com/finance.

6.2 Company Marketing Contacts. Attachment C lists the current individuals (which is subject to change) at Company who will be responsible for driving business with Sun in each identified geographic region. Company will make available an updated list of contact names to Sun on a regular basis.

7.    INTELLECTUAL PROPERTY RIGHTS

7.1 Ownership. Each party acknowledges that it shall not acquire any Intellectual Property Rights under this Agreement in the products or associated materials of the other, and all rights therein are strictly reserved. Any goodwill arising in the course of this Agreement in respect of the products of either party shall accrue solely for the benefit of that party.

7.2 Use of Sun Trademarks. Company is granted no right, title or license to, or interest in, any Sun Trademarks. Company acknowledges Sun's rights in Sun Trademarks and agrees that any use of Sun Trademarks by Company shall inure to the sole benefit of Sun. Company agrees not to (a) challenge Sun's ownership or use of, (b) register, or (c) infringe any Sun Trademarks, nor shall Company incorporate any Sun Trademarks into Company's trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations. If Company acquires any rights in any Sun trademarks by operation of law or otherwise, it will immediately at no expense to Sun assign such rights to Sun along with any associated goodwill, applications, and/or registrations.

7.3 Sun Trademark and Logo Policies. Company may refer to Sun products by their associated Sun Trademarks, provided that such reference is truthful and not misleading and complies with the then current version of the Third Party Use of Sun Trademarks policy under Sun Trademark and Logo Policies. Company shall not remove, alter, or add to any Sun Trademarks, nor shall it co-logo Sun products. Specifically, Company shall not use the names "Sun," "Salaris," "Jave," or any other Sun Trademark in the name of the Products, e.g. the Products may not be named "SunXYZ" or JavaXYZ" or "XYZ for Solaris."

8.    WARRANTIES AND INDEMNIFICATION

8.1 Non-Infringement Warranty. Company represents and warrants that Company is the owner of the Products and that the Products do not infringe any Intellectual Property Rights of any third party.

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8.2  Warranty Disclaimer, UNLESS SPECIFIED IN THIS AGREEMENT, ALL EXPRESS OR
IMPLIED CONDITIONS, REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR
NON-INFRINGEMENT, ARE DISCLAIMED, EXCEPT TO THE EXTENT THAT SUCH DISCLAIMERS ARE HELD TO BE LEGALLY INVALID.

8.3 Indemnification. Company will defend Sun from all claims by third parties relating to its Product, and shall indemnify and hold Sun harmless from all associated damage, loss, costs and expenses, including attorney's fees, provided that Sun: (a) provides notice of the claim promptly to Company; (b) gives Company sole control of the defense and settlement of the claim; (c) provides Company, at Company's expense, all available information, assistance and authority to defend; and (d) has not compromised or settled such proceeding without Company's prior written consent.

9.   LIMITATION OF LIABILITY

Except for obligations under Article 8 and to the extent not prohibited by applicable law;

(a) Each party's aggregate liability to the other for claims relating to this Agreement, whether for breach or in tort shall be limited to Ten Thousand Dollars ($10,000).

(b) NEITHER PARTY WILL BE ELIGIBLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OR IN TORT, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

(c) Liability for damages shall be limited and excluded, even if any exclusive remedy provided for in this Agreement fails of its essential purpose.

10.  CONFIDENTIAL INFORMATION

If one party desires that information provided to the other under this Agreement be held in confidence, the disclosing party will identify the information as confidential or proprietary. The receiving party may not disclose the other party's confidential or proprietary information and may use it only for purposes specifically contemplated in this Agreement. The receiving party will treat tangible business and financial information of the disclosing party that has been previously identified as confidential, with the same degree of care as it does its own similar information. The foregoing obligations do not apply to information which: (a) was in the possession of, or was known by, the receiving party prior to its receipt from the disclosing party; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by the receiving party from a third party, without an obligation to keep such information confidential; or (d) is independently developed by the receiving party without use of the confidential or proprietary information.
This section will not affect any other confidential disclosure agreement between the parties.

11.  TERM AND TERMINATION

11.1 Term and Termination.

(a) This Agreement will come into force on the Effective Date and will remain in effect for two (2) years unless earlier terminated in accordance with
Section 9.1(b).

(b) Either party may terminate this Agreement: (i) without cause and for any reason, on sixty (60) days' Notice to the other party; or (ii) immediately upon giving Notice of any material breach by the other party if the nature of the breach is such that it cannot be remedied; or (iii) thirty (30) days following Notice to the other party of a material remedial breach, if the other party has not remedied such breach within that thirty-day period.





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11.2 No Liability for Termination. The right of termination provided herein is absolute and the party terminating shall not be liable to the other for damages of any kind, including incidental or consequential damages, damages for loss of prospective business or loss of continuing business, or otherwise which arise due to a termination in accordance with the provisions of this Section. This does not relieve either party from responsibility for damages caused by its actions or breaches of the Agreement, but only for damages related to or resulting from the termination of the business relationship.

11.3 Continuing Obligations. The parties agree to continue and complete any marketing activities hereunder involving commitments by either party to any Customer or other third party incurred prior to the date of expiration or termination and in process on such date.

11.4 Return of Materials. Upon expiration or termination of this Agreement, each party shall return all marketing and other materials received from the other party, except for non-confidential sales literature or demonstration software specifically designed for public distribution.

12. NOTICES

All Notices required by this Agreement must be in writing, delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt by the persons specified below:

Sun Company
Sun Microsystems Computer Company            Chip Application Technologies
a division of Sun Microsystems, Inc.         Level 5, 152-162 Riley Street
901 San Antonio Road, M/S UMPK10-201         East Sydney, NSW 2010
Palo Alto, CA 94303                          Australia
Attn.: General Counsel                       Attn.: Company Secretary

13. GENERAL

13.1 Relationship of the Parties. This Agreement is not intended to create a relationship such as a partnership, franchise, joint venture, agency, or employment relationship. Neither party may act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

13.2 Assignment. Neither party may assign or otherwise transfer any of its rights or obligations under this Agreement, without the prior written consent of the other party, except that Sun may assign this Agreement to an affiliated company.

13.3 Survival. Rights and obligations under this Agreement which by their nature should survive will remain in effect after termination or expiration hereof.

13.4 Force Majeure. A party is not liable under this Agreement for non-performance caused by event or conditions beyond that party's control if the party makes reasonable efforts to perform.

13.5 Waiver. Any express waiver or failure to exercise promptly any right under this Agreement will not create a continuing waiver or any expectation of non-enforcement.

13.6 Partial Invalidity. If any term or provision of this Agreement is found to be invalid under any applicable statute or rule of law then, that provision notwithstanding, this Agreement shall remain in full force and effect and such provision shall be deleted.

13.7 Governing Law. Any action related to this Agreement will be governed by California law and controlling U.S. federal law. No choice of law rules of any jurisdiction will apply.
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13.8 Entire Agreement. This Agreement is the parties' entire agreement relating to its subject matter. It supersedes all prior or contemporaneous oral or written communications, proposals, conditions, representations and warranties and prevails over any conflicting or additional terms of any quote, order, acknowledgment, or other communication between the parties relating to its subject matter during the term of this Agreement. No modification to this Agreement will be binding unless in writing and signed by an authorized representative of each party. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date.

SUN MICROSYSTEMS COMPUTER COMPANY            COMPANY
a division of Sun Microsystems, Inc.

    /s/ ROBERT HALL                              /s/ JUSTIN C.A. WESCOMBE
By: ____________________________________     By: _______________________________

      Robert Hall                                  Justin C.A. Wescombe
Name: __________________________________     Name: _____________________________

       Vice President                               SVP, Sales and Marketing
Title: _________________________________     Title: ____________________________

      10/23/98                                     6 October 1998
Date: __________________________________     Date: _____________________________